UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SHALLBETTER INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Minnesota	41-1961936
State or other jurisdiction of incorporation or organization	(I.R.S. Employer Identification No.)

1090 West Georgia Street, #1305

Vancouver, British Columbia

Canada V6E 3V7

(Address of principal executive offices)

McCallion Consulting Agreement

(Full title of the plan)

Terry Wong

1094 Hillside Road

W. Vancouver

Canada V7S 1E9

(Name and address of agent for service)

604-264-1889

(Telephone number, including area code of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value	186,678	$1.80	$336,020.40	$42.57 (1)

(1) Estimated pursuant to Rule 457 (h) (l) under the Securities Act of 1933, solely for the purpose of calculating the registration fee, based on the price at which the options may be exercised or the shares were granted.

Part I

INFORMATION REQUIRED IN THE PROSPECTUS

Item 1.

Plan Information.

The document(s) containing  the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b) (1) (Section 230.428(b) (1)). Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the
Registration Statement pursuant to Item 2 of Part II hereof) a prospectus that meets the requirements of
Section 10(a) of the Securities Act.

Item 2.

Registrant Information and Employee Plan Annual Information. *

The registrant shall provide a written statement to participants advising them of the availability without charge, upon written or oral request, of the documents incorporated by reference in Item 3 of Part II of the registration statement, and stating that these documents are incorporated by reference in the Section
10(a) prospectus. The statement also shall indicate the availability without charge, upon written or oral request, of other documents required to be delivered to employees pursuant to Rule 428(b) ( 230.428(b)).
The statement shall include the address (giving title or department) and telephone number to which the request is to be directed.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents previously or concurrently filed by the Company with the Commission are hereby incorporated by reference into this Registration Statement:

(a)The Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 2003(the
"Annual Report") filed by the Company (SEC File No. 0-31297 ) under the Securities Exchange Act of
1934, as amended (the "Exchange Act"), with the Commission on January 13, 2004.

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above.

(c) The description of the Company’s Common Stock set forth under the caption "Description of
Securities" in its 10-SB12G Registration Statement filed with the Commission on August 9, 2000, is hereby incorporated by reference.

All of the above documents and documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration
Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus which is a part hereof (the "Prospectus") to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration
Statement and the Prospectus. All documents incorporated by reference herein will be made available to all participants of the Stock Option Plan without charge, upon written or oral request. Other documents required to be delivered to participants pursuant to Rule 428(b) (1) under the Securities Act of 1933 are also available without charge, upon written or oral request. All requests for documents shall be directed to:

Shallbetter Industries, Inc.

c/o Terry Wong

1094 Hillside Road

W. Vancouver

Canada V7S 1E9

(604) 685-9316

Item 4.

Description of Securities

Not applicable.

Item 5.

Interests of Named Experts and Counsel.

Not applicable.

Item 6.

Indemnification of Directors and Officers.

The Company’s articles  provide for broad indemnification of directors and officers, with certain
specified exceptions.   The Company’s bylaws provide that the officers and directors shall have rights to indemnification provided Section 302A.521 of the Minnesota Statutes.

The Company does not have any officer-director liability insurance, nor does the Company have indemnification agreements with any of its directors, officers employee or agents.

Item 7.

Exemption from Registration Claimed.

Not applicable.

Item 8.

Exhibits

See the exhibit index following the signature page in this Registration Statement.

Item 9.

Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the
Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that provisions (i) and (ii) of this undertaking do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to section 13 or section 15(d) of the Securities Exchange Act of
1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and
Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities
(other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Signatures

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, Country of Canada, on August 11, 2004.

SHALLBETTER INDUSTRIES, INC.

By /s/ Anthony C. Y. Chow, Chairman and CEO

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

By /s/ Anthony C. Y. Chow, Chairman and CEO

August 11, 2004

By /s/  Terry W. Wong, Director and President

August 11, 2004

By /s/  Chow Chung Pang, Director

August 11, 2004

By /s/  Martina Lynch, Director and Secretary

August 11, 2004

By /s/   J. L. Shaw, Director

August 11, 2004

SHALLBETTER INDUSTRIES, INC.

Exhibit Index

Exhibit No.	Description
10.1	Consulting Agreement
5.1	Opinion of Frascona Joiner Goodman and Greenstein, P.C.
23.1	Consent of Moore Stephens Ellis Foster, Ltd.
23.2	Consent of Frascona Joiner Goodman and Greenstein, P.C.